UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2016

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

7999 Gateway Blvd., Suite 300, Newark, California  94560

(Address of principal executive offices, with zip code)

(510) 744-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

Depomed, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 18, 2016 to consider and vote on the following proposals: (i) the election of six directors to hold office until the 2017 Annual Meeting of Shareholders (Proposal 1); (ii) the approval of an increase in the number of shares available for issuance under the Company’s Amended and Restated 2014 Omnibus Incentive Plan (Proposal 2); (iii) the approval of an increase in the number of shares available for issuance under the Company’s Amended and Restated 2004 Employee Stock Purchase Plan (Proposal 3); (iv) the approval of, on an advisory basis, the compensation of the Company’s named executive officers as more completely described in the Proxy Statement dated April 14, 2016 (Proposal 4); and (v) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 5).

Proposal 1:  The shareholders of the Company elected six directors to serve until the 2017 Annual Meeting of Shareholders and until their successors are elected and qualified.  The votes on Proposal 1 were as follows:

	Shares Voted For	Shares Voted Against	Abstain	Broker Non-Votes

Peter D. Staple	36,175,602	6,143,524	85,330	10,235,351

Karen A. Dawes	36,169,133	6,147,100	88,223	10,235,351

Louis J. Lavigne, Jr.	36,201,282	6,095,063	108,111	10,235,351

Samuel R. Saks, M.D.	36,170,282	6,148,391	85,783	10,235,351

James A. Schoeneck	36,495,032	5,851,267	58,157	10,235,351

David B. Zenoff, D.B.A.	36,079,759	6,240,620	84,077	10,235,351

Proposal 2:  The shareholders of the Company approved the amendment to increase the number of shares available under the Company’s Amended and Restated 2014 Omnibus Incentive Plan as disclosed in the Proxy Statement dated April 14, 2016.  The votes on Proposal 2 were as follows:

For	36,013,924
Against	6,161,817
Abstain	228,715
Broker Non-Votes	10,235,351

Proposal 3:  The shareholders of the Company approved the increase in the number of shares available for issuance under the Company’s Amended and Restated 2004 Employee Stock Purchase Plan. The votes on Proposal 3 were as follows:

For	38,572,279
Against	3,549,139
Abstain	283,038
Broker Non-Votes	10,235,351

Proposal 4: The shareholders of the Company approved, on an advisory basis, the compensation of the Company’s executive officers as disclosed in the Proxy Statement dated April 14, 2016.  The votes on Proposal 4 were as follows:

For	37,861,876
Against	4,030,067
Abstain	512,513
Broker Non-Votes	10,235,351

Proposal 5:  The shareholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.  The votes on Proposal 5 were as follows:

For	52,017,975
Against	570,498
Abstain	51,334

Item 8.01              Other Events.

On May 18, 2016, Judge Claire C. Cecchi of the United States District Court for the District of New Jersey entered an order enjoining any of Actavis Elizabeth LLC, Actavis LLC and Actavis Inc. (collectively, “Actavis”), Alkem Laboratories Limited and Ascend Laboratories (together, “Alkem”), Roxane Laboratories, Inc. (“Roxane”), and Watson Laboratories, Inc. (“Watson”) from marketing generic versions of any of NUCYNTA®, NUCYNTA® ER or NUCYNTA® oral solution prior to the Court’s issuance of a decision in the pending patent litigation.  The U.S. patents asserted in the consolidated action are: RE39,593; 7,994,364; and 8,536,130, which currently expire on August 5, 2022, June 27, 2025, and September 22, 2028, respectively. An additional six months of patent protection is expected for these patents upon issuance of pediatric exclusivity from the U.S. Food and Drug Administration. Judge Cecchi’s order states that she expects to render a decision on this matter no later than September 30, 2016.

On April 27, 2016, a bench trial was completed before Judge Cecchi in the patent litigation between the Company and each of Actavis, Alkem, Roxane and Watson related to Abbreviated New Drug Applications (ANDA) filed by each party seeking to market generic versions of NUCYNTA®, NUCYNTA® ER or NUCYNTA® oral solution prior to the expiration of the patents asserted in the litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: May 20, 2016	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel